SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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GOLDMAN SACHS TRUST

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April 24, 2006
Dear Customer:
As you may be aware, First Funds has announced plans to reorganize its funds into mutual fund portfolios managed by Goldman Sachs Asset Management, LP (“GSAM”). We are pleased to take this opportunity to review the benefits of this planned reorganization and provide our Sweep Feature customers with additional important information.
Goldman Sachs has been meeting investors’ cash management needs since 1981 and is today a trusted partner to institutional cash managers worldwide. With more than $102 billion in money market fund assets under management as of 12/31/2005, GSAM ranks among the top three money market fund managers globally.1 With this transaction, First Funds shareholders will gain access to three high-quality money market portfolios managed by GSAM.
Of course, the reorganization of the First Funds into corresponding money market funds advised by GSAM will result in a change to the Sweep Feature for your Priority Choices® or Relationship FirstSM Checking account (the “Account”) at First Tennessee Bank, First Horizon Bank or Peoples Bank. For your reference, we have enclosed a copy of the revised agreement for the Sweep Feature for your Account.
Key Dates / Events in the Proposed Reorganization:
First Funds shareholders of record at the close of business on April 5, 2006 will receive additional information about the reorganization in a separate mailing containing a proxy statement/prospectus for the transaction and will be asked to cast their votes on whether to approve the reorganization. When you receive this information, please review it carefully and respond separately to that request.
The Sweep Feature of your Account automatically invests cash balances over your peg balance in a First Funds Money Market Portfolio. Subject to the approval of the reorganization by the appropriate First Funds’ shareholders, effective June 5, 2006, we will begin utilizing certain Goldman Sachs Financial SquareSM (“Goldman FST”) Money Market Funds in lieu of certain First Funds Money Market Portfolios as the investment options for this feature. As part of the reorganization, each shareholder of a First Funds money market portfolio will receive as of the opening of business on June 5, 2006 the number of full and fractional FST Administration Class shares of the appropriate Goldman Sachs Money Market Fund equal in value to the Class C shares of the corresponding First Funds money market portfolio held on the close of business on June 2, 2006. All issued and outstanding shares of a First Fund money market portfolio will be cancelled.
Also, commencing on June 5, 2006, any other cash in your Account above the peg balance will be swept into the corresponding Goldman FST Money Market Fund identified below. You will earn the final dividend on your First Funds Money Market investment on June 4, 2006, and you will earn your first dividend on your Goldman FST Money Market investment on June 5, 2006. A copy of the Prospectus for the Goldman Financial Square Money Market Funds is enclosed. Please read it carefully.
First Tennessee
P.O. Box 97
Memphis, TN 38101-9982

Overview of First Funds and Corresponding GSAM Money Market Funds:

CURRENT INVESTMENT OPTION	INVESTMENT OPTION ON THE EFFECTIVE DATE
First Funds Municipal Money Market Portfolio Class C Investment Objective: Seeks as high a level of federally tax exempt income as is consistent with the preservation of capital and liquidity	Goldman Sachs Financial Square Tax-Free Money Market Fund, FST Administration Class

Investment Objective: Seeks to maximize current income to the extent consistent with the preservation of capital and the maintenance of liquidity by investing exclusively in high quality money market issues.
First Funds Cash Reserve Portfolio, Class C Investment Objective: Seeks as high a level of current income as is consistent with the preservation of capital and liquidity	Goldman Sachs Financial Square Money Market Fund, FST Administration Class

Investment Objective: Seeks to maximize current income to the extent consistent with the preservation of capital and the maintenance of liquidity by investing exclusively in high quality money market instruments.
First Funds U.S. Government Money Market Portfolio, Class C Investment Objective: Seeks as high a level of current income as is consistent with the preservation of capital and liquidity	Goldman Sachs Financial Square Government Fund, FST Administration Shares

Investment Objective: Seeks to maximize current income to the extent consistent with the preservation of capital and the maintenance of liquidity by investing exclusively in high quality money market instruments.

Comparison of Fees and Expenses

	MANAGEMENT	DISTRIBUTION	OTHER	TOTAL ANNUAL PORTFOLIO OPERATING
FUND	FEE	OR 12(B)-1 FEE	EXPENSES	EXPENSES (AS OF DECEMBER 31, 2005)
First Funds Municipal Money Market Portfolio Class C	0.13%	0.45%[2]	0.22%	0.80%[3]
Goldman Sachs Financial Square Tax-Free Money Market Fund, FST Administration Class	0.21%	None	0.26%[4]	0.47%[5]
First Funds Cash Reserve Portfolio, Class C	0.13%	0.45%[2]	0.22%	0.80%[3]
Goldman Sachs Financial Square Money Market Fund, FST Administration Class	0.21%	None	0.26%[4]	0.47%[5]
First Funds U.S. Government Money Market Portfolio, Class C	0.13%	0.45%[2]	0.21%	0.79%[3]
Goldman Sachs Financial Square Government Fund, FST Administration Shares	0.21%	None	0.27%[4]	0.48%[5]

(1)	Source: iMoneyNet.Inc., December, 2005 as ranked by assets in domestic and offshore funds.

(2)	The Trustees of the First Funds Portfolios have agreed to limit the 12b-1 fees applicable to Class C shares to 0.25%.

(3)	First Tennessee Bank, as Co-Investment Adviser and Co-Administrator of the First Funds Municipal Money Market Portfolio, First Funds Cash Reserve Portfolio and the First Funds U.S. Government Fund has contractually agreed to waive Portfolio-level expenses to the extent necessary for Class I to maintain a total expense ratio of no more than 0.30% of its average net assets for the fiscal year ending June 30, 2006. Because this waiver is on Portfolio-level expenses, it reduces the expenses for all classes of these Portfolios. The total annual operating expenses after waivers of the First Funds Municipal Money Market Portfolio, Cash Reserve Portfolio and U.S. Government Money Market Portfolio are 0.55%, 0.55% and 0.50%, respectively.

(4)	Includes a 0.25% Administration Fee. GSAM has agreed to reduce or limit “Other Expenses” (excluding management fees, administration fees, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive of any expense offset arrangements) of the Goldman Sachs Money Market Funds to 0.014% of each Fund’s average daily net assets.

(5)	As a result of the “Other Expenses” expense limitations noted above and a management fee waiver of 0.035%, the total annual portfolio operating expense ratio for each of the Goldman Sachs Money Market Funds listed above is reduced to 0.43%. Goldman Sachs Money Market Fund expenses are audited.
Please note that, unless we receive written instructions at the address below before May 25, 2006 to liquidate your First Funds Portfolio(s) and send you a check, subject to First Funds’ shareholder approval of the reorganization, your shares will be reorganized into the corresponding Goldman Sachs Financial Square FundSM . In addition, commencing on June 5, 2006, all cash swept from your Account will purchase shares of the corresponding Goldman Sachs Financial Square Fund, and your Account will be governed by the enclosed Agreement.
Again, we are pleased to provide these attractive new money market fund investments to our valued customers and, as always, value our relationship with you. If you have any questions or would like further information, please contact Consumer Deposits at 901-257-6223 for assistance.
Sincerely,
FIRST TENNESSEE BANK NATIONAL ASSOCIATION
Fulfillment Operations P.O. Box 97
Memphis, TN 38101-9982
     Investments  |  Not A Deposit  |  Not FDIC Insured  |  May Go Down In Value

     Not Insured By Any Federal Government Agency  |  Not Guaranteed by the Bank Or Its Affiliates
Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money investing in a money market fund.
Goldman Sachs Financial Square FundsSM is a registered service mark of Goldman, Sachs & Co.
Goldman, Sachs & Co. is the distributor of the Goldman Sachs Funds.
Date of First Use: 4/24/2006